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                                                                     EXHIBIT 3.2

                            CERTIFICATE OF AMENDMENT

                                       TO

                          CERTIFICATE OF INCORPORATION

                                       OF

                           KRONOS INTERNATIONAL, INC.

                         Adopted in accordance with the
                          provisions of Section 242 of
                         the General Corporation Law of
                              the State of Delaware

         KRONOS INTERNATIONAL, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of the Corporation has adopted the following resolutions proposing and declaring advisable an Amendment to the Certificate of Incorporation of the Corporation:

                  RESOLVED, that Article 4 of the Corporation's Certificate of Incorporation be amended to read in its entirety as follows:

                           "4. The total of shares of stock which the
                  corporation shall have authority to issue is one hundred thousand (100,000) and the par value of each such share is one hundred dollars ($100.00)."

                  RESOLVED, that the foregoing amendment be submitted for approval of NL Chemicals, Inc., the sole stockholder of the Corporation, by written consent pursuant to Section 228 of the Delaware General Corporation Law, which approval the Board of Directors does hereby recommend.

         SECOND: That in lieu of a meeting and vote of stockholders, the holder of all of the outstanding stock of the Corporation has given written consent to said Amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         THIRD: That the capital of the Corporation will not be reduced by reason of said Amendment.

         FOURTH: That the aforesaid Amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.


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         IN WITNESS WHEREOF, KRONOS INTERNATIONAL, INC. has caused its corporate seal to be hereunto affixed and this certificate to be signed by its President, and attested to by its Secretary, this 15th day of March, 1989.


                                                /s/ Sigfried Hartmann
                                                ---------------------
                                                President